UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2025
Date of Report (Date of earliest event reported)

Commission File Number
Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
Registrant’s telephone number, including area code
IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2025, PacifiCorp executed a Master Purchase and Sale Agreement, Project Schedule to Master Purchase and Sale Agreement and Master Lease Agreement (collectively, the “Agreements”) with BHE B2H, LLC (“BHE B2H”), a wholly-owned subsidiary of Berkshire Hathaway Energy Company, PacifiCorp’s parent company. The Agreements provide for sale and leaseback of the Boardman to Hemingway 300-mile, 500-kV transmission line (the “B2H Project”) that is currently under construction.
The aggregate purchase price paid by BHE B2H to PacifiCorp under the Agreements will be equal to PacifiCorp’s investment in the B2H Project and the lease term is set for 20 years with early purchase options by PacifiCorp available every five years at net book value, beginning from the closing of the proposed transactions. Under the Master Lease, PacifiCorp will pay to BHE B2H quarterly lease payments, calculated in accordance with the Master Lease. The exact lease payment amount will not be known until the closing of the proposed transaction and the total amount of PacifiCorp’s investment in the B2H Project and the total amount of payments received from BHE B2H are determined. As of the date hereof, the aggregate purchase price paid by BHE B2H for the B2H Project is expected to be no more than $1,050,000,000.
The B2H Project is being constructed with joint owner Idaho Power Company and is expected to be placed into service by the end of 2027, at which time the sale and leaseback of the B2H Project between PacifiCorp and BHE B2H will occur. During the construction period and prior to consummation of the sale-leaseback, the Agreements provide for BHE B2H to make payments to PacifiCorp to support its obligations associated with the B2H Project, including capital expenditures incurred by PacifiCorp to date. No direct financial obligations will be recorded by PacifiCorp until payments are received or the sale-leaseback is consummated.
As payments from BHE B2H are received, PacifiCorp will incur a direct financial obligation to BHE B2H. PacifiCorp is currently evaluating the appropriate accounting treatment for the sale-leaseback, which could result in the establishment of a lease liability, consolidation of the BHE B2H entity or, in the event of a failed sale-leaseback, continuation of the direct financial obligation to BHE B2H for the amounts received.
Pursuant to the Master Purchase and Sale Agreement, if the sale of PacifiCorp’s interest in the B2H Project does not occur by December 31, 2028 (or such other date as is mutually agreed to by PacifiCorp and BHE B2H), or if BHE B2H terminates the Master Purchase and Sale Agreement as a result of PacifiCorp’s default as described therein, then PacifiCorp must return to BHE B2H all installment payments received, together with interest payments at the rate of 6.000% per year (prorated based on the monthly balance of the installment payments received by PacifiCorp) within 60 days.
The Agreements are subject to approval by the Federal Energy Regulatory Commission and the Oregon Public Utility Commission and provide a structure allowing the parties to enter similar sale-leaseback transactions for other projects in the future, which would each be subject to regulatory approvals.
The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1    Master Purchase and Sale Agreement between PacifiCorp, as the Seller, and BHE B2H, LLC, as the Buyer, dated November 7, 2025.

10.2    Project Schedule No. 1 to Master Purchase and Sale Agreement dated November 7, 2025.

10.3    Master Lease Agreement between BHE B2H, LLC, as Lessor, and PacifiCorp, as Lessee, dated November 7, 2025.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report (including exhibits) contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to the Agreements and the sale and leaseback of the B2H Project, including with respect to anticipated lease payments, cost estimates and timing of closing of the proposed transactions under the Agreements. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "intend," "potential" and similar terms. These statements are based upon PacifiCorp's current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in PacifiCorp's filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: November 14, 2025	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

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